       73 EXHIBIT 10.2

                 ASSIGNMENT OF OIL AND GAS LEASES
                   CONVEYANCE AND BILL OF SALE

STATE OF COLORADO   )
                    ) ss.
COUNTY OF DENVER    )


KNOWN ALL MEN BY THESE PRESENTS:

          THAT MIZAR ENERGY COMPANY having an address at 5459 South Iris Street, Littleton, Colorado 80123, hereinafter referred to as "Assignor," in consideration of Ten Dollars ($10.00) and other good and valuable consideration to it in hand paid, the receipt of which is hereby acknowledged, does hereby grant, convey, sell, assign and transfer unto Infinity Oil & Gas, Inc., having an address at 730 17th Street, Suite 250, Denver, Colorado 80202, hereinafter referred to as "Assignee," all of Assignor's right, title and interest in and to the oil and gas leases, contracts, wells lying in Barton County, Kansas, described in Exhibit "A" attached hereto and made a part hereof, together with the rights incident thereto, the personal property thereon, appurtenant thereto, or used or obtained in connection with said oil and gas leases, contracts, wells and lands, but reserving unto the Assignor all royalty interest in the lease between the Landowner royalty and a lease net revenue of Eighty Percent (80%).

          This Assignment is subject to all of the terms and the express and implied covenants and conditions of the lease(s) described on the attached Exhibit "A."

          This Assignment is made without warranty, either express or implied, but is made with full transfer and subrogation of rights and actions of warranty which Assignor may have as to the interest assigned.

          TO HAVE AND TO HOLD unto Assignee, its successors and assigns subject to the provisions hereof.

          EXECUTED and effective this 2nd day of April, 1998.

ATTEST:                            MIZAR ENERGY COMPANY

BY: __________________________     BY:  /s/ Philip J.  Davis,
                                        President

                         ACKNOWLEDGEMENT

STATE OF COLORADO   )
                    ) ss.
COUNTY OF DENVER    )

          On this 2nd day of April, A.D. 1998, before me, the undersigned, a Notary Public in and for the county and state aforesaid, personally appeared Philip J. Davis to me known to be the identical person who signed the name of the maker thereof to the within and foregoing instrument as its President and acknowledged to me that he executed the same as his free and voluntary act and deed, and as the free and voluntary act and deed of said corporation, for the uses and purposes therein set forth.

          Given under my hand and seal the day and year lease above written.

My Commission Expires                   /s/ Joy Jareske
January 8, 2001                         Notary Public


                           EXHIBIT "A"

          Attached to and made part of that Assignment of Oil and Gas Leases, Conveyance and Bill of Sale by and between Mizar
Energy Company, as Assignor, and Infinity Oil & Gas, Inc., as
Assignee, dated April 2, 1998.

                              LEASES

Lessors:

     Francis Bieberle, a/k/a Francis Weber Bieberle surviving Trustee of the Bieberle Trust, Clarence H.
     Bieberle and JoAnne K. Bieberle, husband and wife, individually and as Co-Trustees of the Clarence H.
     Bieberle Revocable Trust and as Co-Trustees of the JoAnne Bieberle Revocable Trust.

Lessee:

     Mizar Energy Company

Book/Page:

Dated:

     January 15, 1998

Description:

     Township 16 South, Range 12 West
     Section 11: Southeast Quarter (SE/4)
     160 Acres, more or less, all lying within Barton County, Kansas

                              WELLS

Any and all wellbores, casing lying within the wellbores, production pipelines and water disposal pipeline. The Assignor specifically reserves unto itself all other surface equipment including pumpjacks and tanks. All lying within the boundaries of that shown above.

                            CONTRACTS

Any and all contracts associated to the Lease and wells, including but not limited to that Grant for Salt Water Disposal recorded at Book 462, Page 182, of the General Records maintained by the Registrar of Deeds of Barton County, Kansas, that Assignment of the pipeline dated May 25, 1990 and any and all other contracts assigned into Assignor by virtue of that Assignment and Bill of Sale dated February 1, 1986, recorded in Book 566, Page 207 of the General Records maintained by the Registrar of Deed of Barton County, Kansas and that Assignment of Oil and Gas Lease dated January 10, 1997 recorded in Book 567, Page 307 of the General Records maintained by the Registrar of Deeds of Barton County, Kansas.